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                                                                     EXHIBIT 6.2

                    ADDENDUM TO MEMORANDUM OF UNDERSTANDING
                              DATED AUGUST 7, 1998
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                                                                     Exhibit 6.2


                                   ADDENDUM TO
                 MEMORANDUM OF UNDERSTANDING DATED AUGUST 7, 1998

Dated this 23rd day of September, 1998.

BETWEEN:


               Omicron Technologies, Inc., a US company incorporated under the laws of the State of Florida, USA having its registered office in Miami, Florida.

               (Hereinafter referred to as "Omicron")

                                                       OF THE FIRST PART

-AND-

               ViaSpace Technologies, LLC., a US company incorporated under the laws of the State of Delaware having its registered office in Pasadena, California.

               (Hereinafter referred to as "ViaSpace")

                                                       OF THE SECOND PART

         WHEREAS, Omicron and ViaSpace have entered into a Joint Venture Agreement as set out in a Memorandum of Understanding (the "MOU") dated August 7, 1998.

         AND WHEREAS, the parties hereto wish to amend certain provisions of the MOU.

1.       Paragraph 1.1.1 is replaced and amended to read as follows.

         Failure to meet the aforementioned payment schedule is not considered a breach of this agreement. Furthermore any and all funds advanced by Omicron shall be treated as part of the acquisition cost of the APS and APS Wireless technology which shall be addressed in a subsequent agreement to be entered into by the Parties hereto.

2.       Paragraph 1.2 is replaced and amended to read as follows:

         The Company has been granted options to license APS and APS Wireless technology (the "technology") from Caltech.

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      Based on a mutually agreed upon price in the future, ViaSpace will sell to
      Omicron the first right of refusal for ViaSpace's interest in the Joint Venture and/or the right for developing new market applications for the APS technology.


IN WITNESS WHEREOF the parties to this Agreement have executed this Agreement.

                                           )
                                           )     Omicron Technologies, Inc.
                                           )
                                           )
                                           )
__________________________                 )per:________________________________
Witness                                    )    Sak Narwal, CFO
                                           )
                                           )      ViaSpace Technologies LLC
                                           )
                                           )
                                           )
__________________________                 )per:________________________________
Witness                                    )    Sam Shehayeb, CFO